UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On and effective as of May 31, 2005, John Gore tendered his resignation as director and Chief Sales and Marketing Officer of Coach Industries Group, Inc. and President of Coach Financial Services, Inc.

The parties have also entered into a separation agreement, dated as of May 31, 2005, pursuant to which the Registrant will issue Mr. Gore 600,000 shares of restricted common stock and pay $50,000. In addition, in the event that the Registrant is not able to terminate all personal guarantees provided by Mr. Gore for the benefit of the Registrant within 90 days, the Registrant will issue to Mr. Gore 100,000 shares of restricted common stock for each one million dollars guaranteed by Mr. Gore. Mr. Gore has agreed not to compete with the Registrant in the Limousine and Manufacturing and Contract Settlement Processing industries for 3 years, and not to solicit the Registrant’s employees for 3 years. Both parties have also agreed to a mutual general release of all known or unknown claims.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 – Settlement Agreement and General Release, dated May 31, 2005, between the Registrant and John Gore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)

Date	June 16, 2005
		By:	/s/ Francis O’Donnell
		Name	Francis O’Donnell
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1 –	Settlement Agreement and General Release, dated May 31, 2005, between the Registrant and John Gore.